Exhibit 3.2

BYLAWS

OF

WESTERN REFINING, INC.

Effective: June 1, 2017

ARTICLE I

Corporate Offices

Section 1.1 Registered Office. The registered office of Western Refining, Inc., a Delaware corporation (the “Corporation”), in the state of Delaware shall be fixed in the Corporation’s Certificate of Incorporation, as the same may be amended from time to time.

Section 1.2 Other Offices. The Corporation’s Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

Meetings of Stockholders

Section 2.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date and at such time and place within or without the state of Delaware as may be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that an annual or special meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law, as amended or succeeded (the “DGCL”).

Section 2.2 Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors or the President, to be held on such date and at such time and place within or without the state of Delaware as the Board of Directors or the President, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the President whenever stockholders holding shares representing a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered personally or sent by certified mail or by facsimile to the President.

Section 2.3 Notice of Meeting. Written notice, signed by the President, the Secretary or an Assistant Secretary, of every meeting of stockholders (other than an adjourned meeting unless otherwise required by statute) stating the purpose or purposes for which the meeting is called (if the meeting being called is a special meeting), the date and time when, and the place where, it is to be held, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, shall be given by personal delivery, by mail or by electronic transmission (in accordance with the provisions of the DGCL) to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his or her address as it shall appear on the records of the Corporation and shall be given when deposited in the United States mail, postage prepaid. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.4 Quorum. The presence at any meeting, in person or by proxy, of the holders of record of shares representing a majority of the votes of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where otherwise provided by statute.

Section 2.5 Adjournments. In the absence of a quorum, a majority of the votes of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting may adjourn the meeting from time to time until a quorum shall be present. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.6 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be less than ten nor more than sixty days before the date of such meeting, nor more than ten days after the date upon which a resolution fixing the record date is adopted by the Board of Directors for purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

If the Board of Directors does not so fix a record date:

(a)	The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held;

(b)	The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the state of Delaware, its principal place of business or its Secretary; and

(c)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.7 Voting. Directors shall be elected by a plurality of the votes of the stockholders entitled to vote on the election of directors, present in person or by proxy, and except where otherwise provided by statute or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes of the stockholders entitled to vote on such matters, present in person or by proxy. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder and stockholders shall not be entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders.

Section 2.8 Proxies. Any stockholders entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after twelve months from its date, unless the proxy provides for a longer period. The instrument authorizing such proxy to act shall have been executed in writing and transmitted by mail, telegram, cablegram or other means of electronic transmission by the stockholder or by his or her duty authorized attorney. Such proxy shall be effective when received by the Secretary, Assistant Secretary, or other officer of the Corporation authorized to receive such proxies. A proxy for a specified meeting shall entitle the holder thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment thereof.

Section 2.9 Action Without Meeting. In accordance with the provisions of the DGCL, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation.

ARTICLE III

Board of Directors

Section 3.1 Powers. Subject to the provisions of the DGCL, and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 3.2 Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.3 Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his or her successor shall have been elected and qualified or until his or her earlier death, incapacity or disqualification or until he or she shall have resigned in the manner provided in Section 3.8 or shall have been removed in the manner provided in Section 3.9.

Section 3.4 Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, incapacity, disqualification, resignation, removal or otherwise or as the result of an increase in the number of directorships, the directors then in office shall continue to act and may fill any such vacancy by a majority vote of the directors then in office, though less than a quorum.

Section 3.5 Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the state of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone, video or other communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. A meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, as soon as practicable after each annual election of directors.

The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be sent promptly by mail, facsimile, electronic transmission, telephone or personal delivery to each director who shall not have been present at the meeting at which such action was taken, at that director’s address, facsimile number, electronic mail address or telephone number, as the case may be, as shown on the Corporation’s records.

Special meetings of the Board of Directors may be called by the President or any one director. Except as otherwise required by statute, notice of each special meeting shall be sent by mail, facsimile, electronic transmission, telephone or personal delivery to such director at that director’s address, facsimile number, electronic mail address or telephone number, as the case may be, as shown on the Corporation’s records. If the notice is delivered personally or by telephone or sent by facsimile or electronic transmission, it shall be delivered or sent at least two days before the day on which the meeting is to be held. If the notice is sent by mail, it shall be deposited in the mail at least seven days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting but, unless otherwise required by statute, the Certificate of Incorporation or these Bylaws, need not state the purposes thereof.

A written waiver, signed by the director entitled to notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when the director attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting need not be given.

Section 3.6 Quorum. At all meetings of the Board of Directors a majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of one or more directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.7 Written Consent. In accordance with the provisions of the DGCL, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice, and without a vote, if all of the members of the Board of Directors entitled to vote with respect to such action consent thereto in writing or by electronic transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors. The signed consent, or a copy thereof, or the electronic transmission shall be filed with the Corporation’s minute book. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.8 Resignation of Directors. Any director may resign at any time by giving written or electronic notice of such resignation to the Board of Directors or the President. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or the President. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.9 Removal of Directors. Any director or directors may, by the affirmative vote of the holders of shares representing a majority of the votes of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. Upon such removal, a successor or successors may be elected by the stockholders as provided in Section 2.7, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 3.4.

ARTICLE IV

Committees of the Board

Section 4.1 Designation, Power, Alternate Members and Term of Office. The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (i) approving, adopting or recommending to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The Board of Directors may adopt rules for the government of any committee provided such rules are not inconsistent with the provisions of these Bylaws.

Section 4.2 Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of the committee chairperson or, if there be no chairperson, by or at the direction of any two of its members, at the time and place specified in the respective notices or waivers of notice thereof. Except as otherwise required by statute, notice of each special meeting of a committee shall be sent by mail, facsimile, electronic transmission, telephone or personal delivery to each member of such committee at such member’s address, facsimile number, electronic mail address or telephone number, as the case may be, as shown on the Corporation’s records. If the notice is delivered personally or by telephone or sent by facsimile or electronic transmission, it shall be delivered or sent at least two days before the day on which the meeting is to be held. If the notice is sent by mail, it shall be deposited in the mail at least seven days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting but, unless otherwise required by statute, the Certificate of Incorporation or these Bylaws, need not state the purposes thereof.

A written waiver, signed by the committee member entitled to notice, or a waiver by electronic transmission by the member entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a committee member at any meeting shall constitute a waiver of notice of such meeting, except when the member attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting need not be given.

Section 4.3 Quorum and Manner of Acting. At each meeting of any committee the presence of one-third but not less than two of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. In accordance with the provisions of the DGCL, any action required or permitted to be taken at a meeting of any committee may be taken without a meeting, without prior notice, and without a vote, if all of the members of the committee entitled to vote with respect to such action consent thereto in writing or by electronic transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting of such committee. The signed consent, or a copy thereof, or the electronic transmission shall be filed with the minutes of proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.4 Resignations. Any member of a committee may resign at any time by giving written or electronic notice of such resignation to the Board of Directors or the President. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or the President. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5 Removal. Any member of any committee may be removed at any time with or without cause by a majority vote of the Board of Directors.

Section 4.6 Vacancies. If any vacancy shall occur in any committee by reason of death, incapacity, disqualification, resignation, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by a resolution passed by a majority of the whole Board of Directors.

ARTICLE V

Officers

Section 5.1 Officers. The officers of the Corporation shall be a President, one or more Vice Presidents (which may include Executive Vice Presidents, Senior Vice Presidents and other categories of Vice Presidents), a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 5.3. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws provide otherwise, provided that the offices of President and Secretary may not be held by the same person.

Section 5.2 Election, Term of Office and Qualifications. Except as provided by Section 5.3, each officer shall be appointed by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of stockholders and at such other times as may be necessary or appropriate to fill a vacancy in any office or to otherwise elect additional officers. Each such officer (whether appointed at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his or her office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his or her successor shall have been appointed and qualified, or until his or her earlier death or incapacity, or until he or she shall have resigned in the manner provided in Section 5.4 or shall have been removed in the manner provided in Section 5.5.

Section 5.3 Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents (including, without limitation, one or more Assistant Vice Presidents, one or more Assistant Secretaries or one or more Assistant Treasurers), to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board of Directors. The Board of Directors may delegate to any officer the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 5.4 Resignations. Any officer may resign at any time by giving written or electronic notice of such resignation to the Board of Directors or the President, provided that the President may only resign by giving written or electronic notice to the Board of Directors. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or the President. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.5 Removal. Any officer specifically designated in Section 5.1 may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of a majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 5.3 may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors present at such meeting, or by any superior officer upon whom such power of removal shall have been conferred by the Board of Directors.

Section 5.6 Vacancy. A vacancy in any office by reason of death, incapacity, resignation, removal or otherwise shall be filled by the Board of Directors (or by an officer to whom authority to fill such vacancy has been delegated by the Board of Directors) for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

Section 5.7 President. The President shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the President shall have general charge of the business affairs and property of the Corporation and shall have general supervision over the officers and agents of the Corporation. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized, and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements and other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by statute to some other officer or agent. From time to time the President shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to the Board of Directors’ attention. The President shall perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors.

Section 5.8 Vice Presidents. In the absence or disability of the President, any Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors) shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized, and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements and other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by statute to some other officer or agent. Each Vice President shall perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

Section 5.9 Assistant Vice Presidents. At the request of any Vice President or in his or her absence or disability, the Assistant Vice President designated by the Board of Directors (or the Assistant Vice President designated by any officer or agent authorized in the manner provided in Section 5.3 to appoint such Assistant Vice President) shall perform all the duties of the Vice President and, when so acting, shall have all the powers of and be subject to all restrictions upon the Vice President. The Assistant Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Board of Directors (or by the officers or agents who appointed such Assistant Vice Presidents as provided in Section 5.3).

Section 5.10 Secretary. The Secretary shall:

(a)	Record all the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book or books to be kept for that purpose;

(b)	Cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute;

(c)	Whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, furnish the chairperson of such committee with a copy of such resolution;

(d)	Be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duty authorized;

(e)	See that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

(f)	Have charge of the stock and transfer books of the Corporation, and exhibit such books at all reasonable times to such persons as are entitled by statute to have access thereto;

(g)	Sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized; and

(h)	In general, perform all duties incident to the office of Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

Section 5.11 Assistant Secretaries. At the request of the Secretary or in his or her absence or disability, the Assistant Secretary designated by the Board of Directors (or the Assistant Secretary designated by any officer or agent authorized in the manner provided in Section 5.3 to appoint such Assistant Secretary) shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors (or by the officers or agents who appointed such Assistant Secretaries as provided in Section 5.3).

Section 5.12 Treasurer. The Treasurer shall:

(a)	Have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

(b)	Cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 6.3 of these Bylaws or to be otherwise dealt with in such manner as the Board of Directors may direct;

(c)	Cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

(d)	Render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer;

(e)	Cause to be kept at the Corporation’s principal office correct books of account of all its business and transactions and such duplicate books of account as he or she shall determine, and upon application cause such books or duplicates thereof to be exhibited to any director;

(f)	Be empowered, from time to time, to require from the officers or agents of the Corporation, reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation;

(g)	Sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized; and

(h)	In general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

Section 5.13 Assistant Treasurers. At the request of the Treasurer or in his or her absence or disability, the Assistant Treasurer designated by the Board of Directors (or the Assistant Treasurer designated by any officer or agent authorized in the manner provided in Section 5.3 to appoint such Assistant Treasurer) shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors (or by the officers or agents who appointed such Assistant Treasurers as provided in Section 5.3).

Section 5.14 Salaries. The salaries, if any, of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 5.3.

Section 5.15 Surety Bonds. If the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his or her duties without negligence, including, without limitation, such officer’s responsibilities to account for all property, funds or securities of the Corporation which may come into his or her hands.

Section 5.16 Representation of Shares of Other Corporations. The President or any other person authorized by the Board of Directors or the President is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or by any other person or persons thereunto authorized by the Board of Directors.

Section 5.17 Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. The President, subject to the approval of the Board of Directors, may prescribe in writing the powers, authority and duties of any officers of the Corporation (other than the President), which he or she may deem advisable or appropriate, and may authorize any officer of the Corporation to delegate further in writing, with such limitations as the President or such delegating officer may deem advisable or appropriate, the powers, authority and duties delegated to such officer.

ARTICLE VI

Execution of Instruments and

Deposit of Corporate Funds

Section 6.1 Execution of Instruments Generally. The President, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The President, to the extent authorized by the Board of Directors, or the Board of Directors may authorize any Vice President, the Secretary, the Treasurer or any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances. Unless so authorized by the President, or authorized or ratified by the Board of Directors or these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 6.2 Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 6.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents thereunto so authorized by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

Section 6.4 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

ARTICLE VII

Indemnification

Section 7.1 Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (“Another Enterprise”) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the first sentence of this Section 7.1, except as otherwise provided in Section 7.5, the Corporation shall be required to indemnify any person otherwise entitled to indemnification under this Section 7.1 in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the Board of Directors.

Section 7.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.5, the Corporation shall be required to indemnify any person otherwise entitled to indemnification under this Section 7.2 in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the Board of Directors.

Section 7.3 Authorization of Indemnification. Any indemnification under this Article 7 (unless ordered by a court or required by applicable law) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2, as the case may be. Such determination shall be made with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 7.4 Expenses Payable in Advance. Expenses incurred by a director or officer of the Corporation or any person serving at the request of the Corporation as a director or officer of Another Enterprise in defending or investigating a threatened or pending action, suit or proceeding may be required by the Board of Directors to be paid (upon such terms and conditions, if any, as the Board of Directors deems appropriate) by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer of the Corporation or such person serving at the request of the Corporation as a director or officer of Another Enterprise to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 7.

Section 7.5 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, or any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 7.1 and 7.2 shall be made to the fullest extent permitted by law. The provisions of this Article 7 shall not be deemed to preclude the indemnification of any person who is not specified in Section 7.1 or Section 7.2 of this Article 7 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 7.6 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 7.

ARTICLE VIII

Miscellaneous

Section 8.1 Corporate Seal. The Corporation may adopt a corporate seal, which seal shall be in such form and design as the Board of Directors may approve from time to time.

Section 8.2 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the 31st day of December in the same year, unless otherwise authorized by the Board of Directors.

Section 8.3 Stock Certificates; Partly Paid Shares. The Board of Directors may authorize the issuance of shares of the Corporation with or without certificates. Every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 8.4 Lost Certificates. Except as provided in this Section 8.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 8.5 Dividends. The Board of Directors, subject to any restrictions contained in the DGCL, or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation and meeting contingencies.

Section 8.6 Headings; Construction. The headings used in these Bylaws are for convenience only and shall have no significance in the interpretation hereof. Unless the context shall otherwise require, the singular includes the plural and vice versa and the term “person” includes both a natural person and a corporation or other legal entity.

ARTICLE IX

Amendments

Section 9.1 These Bylaws may be amended, altered or repealed, and new Bylaws may be made, by the affirmative vote of the holders of record of shares representing a majority of the outstanding shares of stock of the Corporation entitled to vote cast at any annual or special meeting at which a quorum is present; provided, however, that these Bylaws may also be amended, altered or repealed, and new Bylaws may be made, by the affirmative vote of a majority of the directors cast at any regular or special meeting at which a quorum is present. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend, alter or repeal Bylaws. Any amendment to these Bylaws adopted by the stockholders which specifies the votes that shall be necessary for the election of directors may not be further amended or repealed by the Board of Directors.